UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 23, 2014

FRAC WATER SYSTEMS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	005-87668	26-1973257
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1266 1st Street, Suite 4 Sarasota, FL 34236
(Address of Principal Executive Offices)

(941) 330-6404
Registrant’s telephone number, including area code
N/A
(Former Name of Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As disclosed in our Current Report on Form 8-K dated December 31, 2013, in December 2013, we determined not to move forward with our proposed business of providing solutions for the treatment and recycling of waste water resulting principally from oil and gas exploration and production activities. As the result of the change in business direction, on January 23, 2014 Charles Watson and Stuart Sundlun resigned as directors. In connection with the resignation of Charles Watson we repurchased the 2,000,000 shares of our common stock sold to him in connection with his appointment as a director (the “Watson Shares”) at his aggregate cost of $20,000 and also paid him an aggregate of $7,500 representing payments of annual directors’ fees, board meeting attendance fees and board meeting travel fees. In connection with the resignation of Stuart Sundlun we repurchased the 500,000 shares of our common stock sold to him in connection with the appointment as a director (the “Sundlun Shares”) at his aggregate cost of $5,000 and also paid him an aggregate of $5,000 representing payments of annual directors’ fees and board meeting attendance fees. The Watson Shares and Sundlun Shares will be cancelled and returned to the status of authorized but unissued shares. In connection with the resignations of Messrs. Watson and Sundlun, we also cancelled the 250,000 stock options which had been issued to each of them on December 20, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRAC WATER SYSTEMS, INC.

Date: January 29, 2014	By:	/s/ Nadine C. Smith
	Name:	Nadine C. Smith
	Title:	Chief Executive Officer

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